RESTRICTED STOCK OPTION AGREEMENT

         THIS RESTRICTED STOCK OPTION AGREEMENT (?Option?) is made and given this 5th day of July, 2006 by and between certain shareholders of PROGUARD ACQUISITION CORP., a publicly held Florida corporation (the ?Sellers?) or collectively, the ?Optionor?), and WORLDWIDE SECURITY ACQUISITIONS, LLC, a Delaware limited liability company (?Optionee?).

         WHEREAS, Optionor owns and holds all of the restricted Common Stock of PROGUARD ACQUISITION CORP., (?PAC?); and

         WHEREAS, at the date of exercise of this Option PAC shall have no commercial operations, no liabilities and certain available working capital; and

         WHEREAS, there is a total of 2,710,400 shares of PAC Common Stock issued and outstanding of which 2,350,000 shares are restricted and 360,400 shares are registered, free-trading shares; and

         WHEREAS, all of the 2,350,000 restricted shares of PAC Common Stock are owned and held collectively by Optionor and represent approximately eighty-seven (87%) percent of the issued and outstanding Capital Stock of PAC; and

         WHEREAS, the Optionee desires to acquire ownership control of PAC; and

         WHEREAS, the Sellers are agreeable to such acquisition by the Optionee;

         NOW THEREFORE, Optionor grants Optionee this Option to acquire a minimum of 2,000,000 shares and a maximum of 2,350,000 shares of the restricted Common Stock of PAC upon the terms and conditions hereinafter set out:
   1. ESCROW. Optionee shall enter into a certain Escrow Agreement in the form and substance of Exhibit ?A? concurrently with and on the date of grant of this Option.
   2. TERM. For a period of 120 days, beginning on the date of this Option and expiring at 5:00 p.m. EST on November 4, 2006, (?Term?) Optionee shall have the right to purchase and acquire a minimum of 2,000,000 and a maximum of 2,350,000 shares of the restricted Common
Stock of PROGUARD ACQUISTION CORP., at an exercise price of $1.00 per share, from Optionor.
   3. DEPOSIT; LIMITATION ON EXERCISE. Upon acknowledgement of receipt of this Option together with Optionee?s concurrent entry into the aforementioned Escrow Agreement, Optionee shall deposit the sum of $75,000 (the ?Deposit?) with the Escrow Agent specified in the Option Agreement. $25,000 of the Deposit shall be nonrefundable under any circumstance. At any time during the term of this Option, Optionee may exercise not less than the minimum Option nor more than the maximum
Option to acquire ownership and control of PAC.
   4. SHARES ESCROW. Within fifteen (15) days of the date of this Option, Optionor shall deposit certificates representing a minimum of 2,000,000 shares of the restricted Common Stock of PAC with the Escrow Agent specified in the Escrow Agreement together with the requisite corresponding irrevocable stock powers, signature medallion guaranteed. Optionor warrants and represents, and Optionee acknowledges, that upon valid exercise of the Option granted herein, PAC shall have no commercial operations, no material liabilities and working capital of at least $250,000.00 on deposit in its operating accounts.
         5. OPTION PRICE. This Option is granted in consideration of the non-refundable amount of the Optionee?s deposit specified herein which non-refundable amount shall comprise the Option price paid by the Optionee. In the event that completion of valid exercise of the Option granted herein by or before expiration of the Option Term, the corresponding Escrow shall terminate forthwith and all property, other than the non-refundable $25,000 portion of the Deposit shall be returned to the respective source and this Option shall be thereafter of no further force and effect whatsoever.
   6. NOTICES. All notices and other communications to the parties shall be mailed by first class registered or certified mail, postage prepaid, or sent by express overnight courier service.
   7. CHANGE, WAIVER. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
   8. HEADINGS. The headings in this Option are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof.
   9. LEGAL MATTERS. The validity, construction, enforcement, and interpretation of this Option are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. Jurisdiction and venue in any dispute arising from the Option or the transactions contemplated herein shall be laid in Broward County, Florida.
   10. ASSIGNS. This Option is not assignable in whole or in part by the Buyer without the prior written consent of the Optionor. All the covenants and obligations of this Option by or for the benefit of the Optionor or the holder of this Option shall bind and inure to the benefit of their respective successors and assigns hereunder.
   11.  COUNTERPARTS.  This Option may be executed in counterparts.
Each executed counterpart shall constitute an original document and all of them, together, shall constitute the same instrument.
         IN WITNESS WHEREOF, the parties hereto have executed this Option as of the 5th day of July, 2006.



OPTIONORS

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Acknowledged and received by Optionee,   Acknowledged for Optionors,
Worldwide Security Acquisitions, LLC   Proguard Acquisition Corp.

By:  /s/Asar Rabbabu                        By:  /s/Frank R. Bauer
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     Asar Rabbani, Managing Member               Frank R. Bauer,
                                                   President